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                                                                    EXHIBIT 10.1



                         MANAGEMENT CONSULTING AGREEMENT


         This Management Consulting Agreement ("Agreement") is entered into this 15th day of August, 2000, by and between PurchaseSoft, Inc., a corporation organized and existing under the laws of the State of Delaware and having a principal place of business at 1 Research Drive, Suite 101B, Westborough, MA 01581("Client"), and Donald LaGuardia, an individual having a principal place of business at Room 5425, 30 Rockefeller Plaza, New York, New York 10112 ("Consultant").

1.  PERFORMANCE BY CONSULTANT

         Consultant agrees to provide management consulting services to Client as may be necessary to completely discharge the duties of the offices of President and Chief Executive Officer for PurchaseSoft, Inc. Consultant agrees to devote substantially all of his attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities attendant to these offices, to use his reasonable best efforts to perform faithfully and efficiently such responsibilities.


2.  PAYMENT FOR SERVICES

         a. FEES, PRICE PROTECTION. Client agrees to pay Consultant for the management consulting services, the sum of $1.00 (U.S.) per month plus other good and valuable consideration. The fees as specified herein are the total fees and charges for the services and will not be increased during the term of this Agreement except as the parties may agree in writing.

         b. OUT-OF-POCKET EXPENSES. Consultant shall be reimbursed for all reasonable out-of-pocket expenses including, but not limited to, meals, suitable short-term housing, and transportation expenses such as gas and mileage. Consultant shall follow Client's standard practices in the submission of all claims for reimbursement.

         c. GRANT OF NON-STATUTORY STOCK OPTION. Consultant shall be granted a non-statutory stock option from the Client's 1997 Stock Option Plan to purchase 150,000 shares of common stock. The strike price per share shall be a price equal to the closing price of the stock on August 15, 2000. The shares granted by this option shall be fully vested upon their grant date.

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3.  RIGHTS IN DATA AND WORKS

         a. OWNERSHIP. Consultant agrees that Client is the owner of all right, title and interest in all computer programs, including any source code, object code, enhancements and modifications, all files, including input and output materials, all documentation related to such computer programs and files, all media upon which any such computer programs, files and documentation are located (including tapes, disks and other storage media) and all related material that are used by, developed for, or paid for by Client in connection with the performance of any services provided by Consultant before or after the date set forth above.

         b. PROPRIETARY RIGHTS. In no way limiting Section 3.a above, Consultant agrees that all copyrights and other proprietary rights in computer programs, files, documentation, and related materials that are paid for by Client or developed by Consultant in connection with this Agreement are owned by Client and Consultant hereby assigns to Client all right, title and interest in such copyrights and other proprietary rights.


4.  TERMINATION

         a. COMMENCEMENT AND RENEWAL. This Agreement shall commence on the date set forth above and shall remain in effect for six months. Thereafter, this Agreement shall be renewed automatically without interruption for successive one
(1) month terms at the same terms, conditions and prices as set forth herein except that there shall be no additional grants of options to purchase stock without separate Board action. After the initial six month term, either party may notify the other party, in writing, of its election not to renew, in which event this Agreement will terminate thirty (30) days after receipt of such notice. This Agreement may be renewed with revised terms, conditions and prices only upon written agreement of both parties.

         b. TERMINATION. Either party, upon giving written notice to the other party, may terminate this Agreement:

                  i. if the other party or its employees, consultants or other agents violate any provision of this Agreement and the violation is not remedied within thirty (30) days of the party's receipt of written notice of the violation;

                  ii. if at any time after the commencement of the Services, Client, in its reasonable judgment, determines that such services are inadequate, unsatisfactory, or substantially nonconforming to the specifications, descriptions, warranties, or representations contained herein and the problem is not remedied within thirty (30) days of the party's receipt of written notice describing the problem; or

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                  iii. at any time in the event the other party terminates or suspends its business, becomes subject to any bankruptcy or insolvency proceeding under Federal or state statute, or becomes subject to direct control by a trustee or similar authority.

         In the event that any of the above events occurs to a party, that party shall immediately notify the other party of its occurrence.

         c. OBLIGATIONS UPON EXPIRATION OR TERMINATION. Upon expiration or termination of this Agreement, Consultant shall promptly return to Client all computer programs, files, documentation, media, related material and any other material that, pursuant to Section 3 above, is owned by Client. Expiration or termination of this Agreement shall not relieve either party of its obligations regarding Confidential Information under Section 5 below.

5.  CONFIDENTIAL INFORMATION

         a. NON-DISCLOSURE. Each party agrees not to use, disclose, sell, license, publish, reproduce or otherwise make available the Confidential Information of the other party except and only to the extent necessary to perform under this Agreement. Each party agrees to secure and protect the other party's Confidential Information in a manner consistent with the maintenance of the other party's confidential and proprietary rights in the information and to take appropriate action by instruction or agreement with its employees, consultants or other agents who are permitted access to the other party's Confidential Information to satisfy its obligations under this Section.

         b. DEFINITION. "Confidential Information" means a party's information, not generally known by non-party personnel, used by the party and which is proprietary to the party or the disclosure of which would be detrimental to the party. Confidential Information includes, but is not limited to, the following types of information (whether or not reduced to writing or designated as confidential):

                  i. work product resulting from or related to Services performed under this Agreement;

                  ii.  a party's computer software, including documentation;

                  iii. a party's internal personnel, financial, marketing and other business information and manner and method of conducting business;

                  iv. a party's strategic, operations and other business plans and forecasts;

                  v. confidential information provided by or regarding a party's employees, customers, vendors and other contractors; and

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                  vi. the existence of a contractual relationship between the parties except as necessary to discharge disclosure obligations mandated by the SEC, to the limited partners of L-R Global Partners, L.P. or as otherwise agreed by the parties.

6.  LIMITATION OF LIABILITY

         In no event shall either of the parties hereto be liable to the other for the payment of any consequential, indirect, or special damages, including lost profits. Client agrees to provide Consultant with coverage as an officer under its Directors and Officers Liability Insurance Policy with respect to all services performed by Consultant pursuant to this Agreement.

7.  ASSIGNMENT

         a. CONSENT REQUIRED. Consultant shall not assign or subcontract the whole or any part of this without Client's prior written consent.

         b. SUBCONTRACTING. Any subcontract made by Consultant with the consent of Client shall incorporate by reference all the terms of this Agreement. Consultant agrees to guarantee the performance of any subcontractor used in performance of the Services.

8.  OTHER PROVISIONS

         a. STATUS AS INDEPENDENT CONTRACTOR. Consultant and Client are contractors independent of one another and neither party's employees will be considered employees of the other party for any purpose.

         b. APPLICABLE LAW AND FORUM. This Agreement shall be governed and construed in accordance with the laws of the State of Massachusetts without regard to the conflicts of laws or principles thereof.

         c. WAIVER. No waiver by Client of any breach by Consultant of any of the provisions of this Agreement shall be deemed a waiver of any preceding or succeeding breach of the same or any other provisions hereof. No such waiver shall be effective unless in writing and then only to the extent expressly set forth in writing.

         d. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between Consultant and Client.

         e. MODIFICATIONS. No modification of this Agreement shall be effective unless in writing and signed by both parties.

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         f.   SEVERABILITY. If any provision of this Agreement is invalid or unenforceable under any statute or rule of law, the provision is to that extent to be deemed omitted and the remaining provisions shall not be affected in any way.


         IN WITNESS WHEREOF, and in acknowledgment that the parties hereto have read and understood each and every provision hereof, the parties have executed this Agreement on the date first set forth above.



CLIENT:

/s/ Terry J. Bartz
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Signature
Terry J. Bartz
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Name
Vice President and General Counsel
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Title
7301 Ohms Lane, Suite 220
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Address
Edina, Minnesota 55439
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CONSULTANT:

/s/ Donald LaGuardia
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Signature
Donald Laguardia
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Name

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Title (if applicable)
Room 5425, 30 Rockefeller Plaza
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Address
New York, New York 10112
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